Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

FORM F-1

(Form Type)

SELINA HOSPITALITY PLC

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid

	Equity	Ordinary share of $0.005064 (to six decimal places) each in the capital of the Registrant underlying warrants (Primary Offering)(2)	Other	10,849,929	$11.50(3)	$124,774,184	$110.20 per $1,000,000	$13,750.12

	Equity	Ordinary share of $0.005064 (to six decimal places) each in the capital of the Registrant underlying warrants (Primary Offering)(4)	Other	7,666,666	$11.50(3)	$88,166,659	$110.20 per $1,000,000	$9,715.97

	Equity	Ordinary share of $0.005064 (to six decimal places) each in the capital of the Registrant (Secondary Offering)(5)	Rule 457(c)	100,611,607	$3.935(6)	$395,906,674	$110.20 per $1,000,000	$43,628.92

	Debt Convertible into Equity	Ordinary share of $0.005064 (to six decimal places) each in the capital of the Registrant underlying convertible notes (Secondary Offering)(7)	Other	13,595,652	$3.935(6)	$53,498,891	$110.20 per $1,000,000	$5,895.58

	Equity	Warrants to Purchase Ordinary Shares (Secondary Offering)(8)	Other	10,849,929	—	—	—	—(9)

	Equity	Ordinary share of $0.005064 (to six decimal places) each in the capital of the Registrant underlying warrants (Secondary Offering)(10)	Other	10,849,929	—	—	—	—(9)

	Equity	Ordinary share of $0.005064 (to six decimal places) each in the capital of the Registrant (Secondary Offering)(5)	Rule 457(c)	14,209,455	3.160	—	—	1,565.89

Fees Previously Paid								57,597.03
Carry Forward Securities

Carry Forward Securities

	Total Offering Amount					$676,555,863		$74,556.48

	Total Fee Offsets							$15,393.56

	Net Fee Due							$1,565.89

(1)

Pursuant to Rule 416(a) under the Securities Act, this Amendment No. 1 to the Registration Statement (the “Registration Statement”) shall also cover any additional ordinary shares of the Registrant (“Ordinary Shares”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding Ordinary Shares, as applicable.

(2)

Consists of (i) 6,575,000 Ordinary Shares issuable by the Registrant upon the exercise of Private Placement Warrants (as defined in this Registration Statement) and (ii) 4,274,929 Ordinary Shares issuable by the Registrant upon the exercise of Convertible Note Warrants (as defined in this Registration Statement).

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(4)	Consists of 7,666,666 Ordinary Shares issuable by the Registrant upon the exercise of Public Warrants (as defined in this Registration Statement).
(5)	Consists of an aggregate of (i) 105,108,270 outstanding Ordinary Shares registered for resale by the Selling Securityholders named in this Registration Statement.
(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Ordinary Share as reported on November 25, 2022, which was approximately $3.935 per share.

(7)

Pursuant to the indenture governing the Registrant’s Convertible Notes (as defined in this Registration Statement), this value represents the maximum aggregate number of Ordinary Shares issuable upon conversion of the Convertible Notes (including in respect of the Interest Make-Whole Amount under the Indenture) issuable through the maturity of the Convertible Notes based on assumed interest rates as described in the indenture. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of additional Ordinary Share as may be issuable from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(8)

Consists of an aggregate of 10,849,929 warrants registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 6,575,000 Private Placement Warrants and (ii) 4,274,929 Convertible Note Warrants.

(9)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Ordinary Share.
(10)

Consists of an aggregate of 10,849,929 Ordinary Shares registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 6,575,000 Ordinary Shares issuable by the Registrant upon the exercise of Private Placement Warrants and (ii) 4,274,929 Ordinary Shares issuable by the Registrant upon the exercise of Convertible Note Warrants.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Selina Hospitality PLC	Form F-4(11)	333-266715	August 9, 2022		$15,393.56	Equity	Shares underlying Warrants included as part of the Units	14,241,666	$166,057,837
Fee Offset Sources	Selina Hospitality PLC	Form F-4(11)	333-266715		September 30, 2022						$15,393.56

(11)

The Registrant previously registered 14,241,666 Ordinary Shares issuable on the exercise of the Public Warrants and the Private Placement Warrants under a registration statement on Form 4 (File No. 333-266715) (the “F-1 Registration Statement”). None of these warrants have been exercised and, consequently, none of those Ordinary Shares have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Ordinary Shares under the Prior Registration Statement.